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                                   Exhibit 15



August 6, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Dear Sirs:


We are aware that Acme Metals Incorporated has included our report dated July 21, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Form S-8 (Nos. 33-17235, 33-19437, 33-338747 and 33-30841). We are also aware of our responsibilities under the Securities Act of 1933.


Very truly yours,